UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2008

WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Asset Sale and Purchase Agreement

On February 29, 2008, Wolverine sold its plant in Altoona, Pennsylvania (the “Altoona Sale”) to an unaffiliated party pursuant to an Asset Sale and Purchase Agreement dated as of February 29, 2008 (the “Agreement”) by and among Wolverine, Small Tube Manufacturing, LLC, a limited liability company organized under Delaware law that is a wholly-owned subsidiary of Wolverine and operator of the plant (“Seller”), and ST Products, LLC, a limited liability company organized under Delaware law (“Buyer”).

Pursuant to the Agreement, Seller transferred all of its property and assets (with certain exceptions) used in the operation of the plant. The plant manufactures and sells precision drawn and cut tubular products and other value added commercial tube products (the “Business”). Buyer also assumed certain liabilities in connection with the purchase of the Business, including liabilities relating to assumed contracts and trade accounts payable arising in the ordinary course of business.

The purchase price relating to the Altoona Sale is $25,000,000 in cash, subject to adjustments. At the closing $23,800,000 was paid to Wolverine. The amount of $1,200,000 was placed in escrow to cover certain contingencies.

Under the Agreement, the parties have agreed to make adjustments to the final purchase price after the closing. The total amount of cash payable by Buyer to Seller is $25,000,000 plus or minus the amount by which the Closing Date Working Capital (as defined in the Agreement) exceeds or is less than the Targeted Working Capital (as defined in the Agreement). An additional $500,000 was placed in escrow by the Buyer to cover a portion of the Working Capital adjustment. At closing, the estimated cash purchase price was calculated to be approximately $28,100,000 based upon an estimate of the Closing Date Working Capital. Once the final Closing Date Working Capital is determined, the cash purchase price will be settled in accordance with the foregoing.

The Agreement contains representations and warranties by the parties customary for agreements of this type. Buyer will offer employment to almost all of the employees at the plant. The Agreement also contains indemnification obligations by Buyer, Seller and Wolverine for certain breaches of the Agreement and other occurrences identified in the Agreement. The maximum liability for most claims against the Buyer, Seller and Wolverine is $1,200,000, but such limitation does not apply to certain claims related to taxes, title, assumed liabilities, retained liabilities and fraud. The maximum liability for Wolverine respecting certain claims related to taxes, title and retained liabilities is $15,000,000.

The foregoing summary is qualified in its entirety by the full text of the Asset Sale and Purchase Agreement attached as Exhibit 10.1 hereto.

Consultant Agreement

On February 29, 2008, Wolverine Tube, Inc. (“Wolverine”) entered into a Consultant Agreement with Mr. James E. Deason, the prior senior vice president, chief financial officer and secretary of Wolverine, effective as of January 1, 2008 (the “Consultant Agreement”). Pursuant to the terms of the Consultant Agreement, Mr. Deason will provide consulting and advisory services to Wolverine for a 12-month period commencing January 1, 2008, unless extended by mutual agreement (the “Term”). Either party may terminate the Consultant Agreement for any reason upon 30 days written notice. Upon such a termination, Wolverine’s payment obligations thereunder will cease. Under the Consultant Agreement, Wolverine will pay Mr. Deason a monthly fee of $13,757 on the first day of each month for the Term of the agreement, along with reimbursement for reasonable travel expenses, as well as provide Mr. Deason and his spouse with retiree medical insurance coverage under Wolverine’s group health plan at the active employee rate.

The foregoing summary is qualified in its entirety by the full text of the Consultant Agreement attached as Exhibit 10.2 hereto.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with the closing of the Altoona Sale on February 29, 2008, which Wolverine entered into in line with its strategic focus on value added, heat transfer tubing products, fabricated products, and joining technology products, Wolverine estimates that aggregate expenses and charges of approximately $815,000 in brokerage and legal fees will be incurred in the first quarter of 2008. In addition, a non-cash charge of approximately $30.8 million related to goodwill impairment to write-down the carrying value of the net assets was recorded. Wolverine does not expect that this transaction will result in additional future cash expenditures. The information included in Item 1.01 Asset Sale and Purchase Agreement is incorporated herein by reference.

Item 2.06 Material Impairments.

As discussed in Item 2.05 above, in connection with Wolverine’s closing of the Altoona Sale on February 29, 2008, Wolverine recognized an impairment charge of approximately $30.8 million related to goodwill associated with the Altoona business. The impairment charge was recorded in the fourth quarter of 2007. The information included in Item 2.05 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 3, 2008, Wolverine issued a press release announcing the sale of the assets and liabilities of the Altoona, Pennsylvania facility. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Sale and Purchase Agreement, dated as of February 29, 2008, by and among Small Tube Manufacturing, LLC, as the seller, Wolverine Tube, Inc. and ST Products, LLC, as the buyer.

10.2	Consultant Agreement, effective as of January 1, 2008, by and among Wolverine Tube, Inc. and James E. Deason.

99.1	Press release, dated March 3, 2008, issued by Wolverine Tube Inc. announcing the sale of its Altoona, Pennsylvania facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 6, 2008

WOLVERINE TUBE, INC.

By:	/s/ David A. Owen
David A. Owen
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Sale and Purchase Agreement, dated as of February 29, 2008, by and among Small Tube Manufacturing, LLC, as the seller, Wolverine Tube, Inc. and ST Products, LLC, as the buyer.

10.2	Consultant Agreement, effective as of January 1, 2008, by and among Wolverine Tube, Inc. and James E. Deason.

99.1	Press release, dated March 3, 2008, issued by Wolverine Tube Inc. announcing the sale of its Altoona, Pennsylvania facility.